UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2015

ACHAOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7000 Shoreline Court, Suite 371
South San Francisco, CA 94080
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 19, 2015, Achaogen, Inc. (“Achaogen” or the “Company”) announced that the Company entered into an offer letter (the “Offer Letter”) with Blake Wise, age 45, in connection with his appointment to the position of Chief Operating Officer of the Company, effective as of October 1, 2015 (the “Start Date”). Mr. Wise will join Achaogen from Genentech, a publicly traded pharmaceutical company and a member of the Roche Group. From 2002 to August 2015, Mr. Wise served in roles of increasing responsibility at Genentech, including serving as Vice President, Cross BioOncology; Senior Director, Franchise Head and Life Cycle Leader, Lytics; Sales Director, BioOncology, Avastin®; Marketing Director, Immunology and Cystic Fibrosis; and Director, Interactive Marketing. Mr. Wise holds a B.A. from the University of California, Santa Barbara, and an M.B.A. from the University of California, Berkeley.
Pursuant to the terms of the Offer Letter, Mr. Wise will receive an annual base salary of $410,000. Mr. Wise is also eligible to receive a discretionary cash bonus for the fiscal year ending December 31, 2015, targeted at 35% of his annual base salary (pro-rated from the Start Date through the end of the 2015 fiscal year), with the payment amount based upon performance as determined by Achaogen.
Additionally, pursuant to the Offer Letter, the Company has agreed, subject to approval by the Company’s Board of Directors, that Mr. Wise will be granted an option to purchase 162,500 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of grant. One-fourth of the shares subject to this option will vest on the first anniversary of the Start Date and 1/48th of the shares will vest on each monthly anniversary thereafter, subject to Mr. Wise continuing to provide services to the Company through each such vesting date. The Company has also agreed, subject to approval by the Company’s Board of Directors, that Mr. Wise will be granted 37,500 restricted stock units. One-fourth of these restricted stock units will vest on each of the first four anniversaries of the vesting commencement date, subject to Mr. Wise continuing to provide services to the Company through each such vesting date. The option and the restricted stock units will be granted under either the Company’s 2014 Equity Incentive Award Plan or the Company’s 2014 Employment Commencement Incentive Plan and the option will terminate 10 years from the date of grant.
Mr. Wise will also be eligible to enter into the Company’s form of Change in Control Severance Agreement and Indemnification Agreement, each in the forms previously approved by the Company’s Board of Directors, and to participate in the Company’s employee benefit plans, policies and arrangements applicable to other executive officers generally.
The foregoing description of the material terms of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q. A copy of the press release announcing Mr. Wise’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company is filing this Current Report on Form 8-K in reliance upon the instruction to Item 5.02(c) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated August 19, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2015	ACHAOGEN, INC.
	By:	/s/ Derek A. Bertocci
Derek A. Bertocci
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 19, 2015.